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                                                                    EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement No. 333-83376 of Magnum Hunter Resources, Inc. on Form S-3 of our report on the financial statements of Prize Energy Corp. as of and for the year ended December 31, 2001, dated June 7, 2002 appearing in Magnum Hunter Resources, Inc.'s Current Report on Form 8-K dated July 2, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.

/s/ Deloitte & Touche LLP


Dallas, Texas
July 25, 2002